ITEM 9.01 (b) - PRO FORMA FINANCIAL INFORMATION

Introduction to the Unaudited Pro Forma Condensed Combining Balance Sheet and Statement of Operations

On September 28, 2015, BG Staffing, Inc. ("BG Staffing") acquired substantially all of the assets and assumed certain liabilities of Vision Technology Services, Inc., Vision Technology Services, LLC, and VTS-VM (collectively, “Vision Technology”) for an initial cash consideration paid of $10.0 million and contingent earn-out consideration of up to $10.75 million based on the performance of the acquired business for the three years following the date of acquisition. The purchase agreement contained a provision for a “true up” of acquired working capital 120 days after the closing date. If actual working capital is greater than the target working capital, the BG Staffing will pay additional consideration in the amount of the difference. If actual working capital is less than target working capital, Vision Technology will pay BG Staffing the amount of the difference. The acquisition of the assets of Vision Technology allows BG Staffing to strengthen and expand its IT operations through mid-Atlantic region and selected markets across the country with talent and project management services.

The Unaudited Pro Forma Condensed Combining Balance Sheet represents the historical balance sheet of BG Staffing giving effect to the asset purchase agreement as if it had been consummated on September 27, 2015. The Unaudited Pro Forma Condensed Combining Statements of Operations for the fiscal period then ended represents the historical statement of operations as if the acquisition had been consummated the beginning of BG Staffing's fiscal 2014 year and fiscal period ended September 27, 2015.

You should read this information in conjunction with the:

•	Accompanying notes to the Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combining Statement of Operations.

•	Separate historical financial statements and footnotes of BG Staffing, included in BG Staffing’s annual report on Form 10-K for the fiscal year ended December 28, 2014 as filed March 2, 2015.

•
Separate historical financial statements and footnotes of BG Staffing, included in BG Staffing’s quarterly report on Form 10-Q for the fiscal quarter ended September 27, 2015 as filed November 2, 2015.

•
Separate historical financial statements and footnotes of Vision Technology, included in this current report on Form 8-K/A for the fiscal year ended December 31, 2014 and unaudited financial statements as of September 27, 2015 and for the eight months and twenty-seven days period ended September 27, 2015 and the nine months ended September 30, 2014.

We present the unaudited pro forma condensed combining financial information for informational purposes only. The pro forma information is not necessarily indicative of what our financial position would have been had we completed the acquisition on the dates indicated nor is it necessarily indicative of what our operating results actually would have been had we completed the merger any future date or for any future period. In addition, the unaudited pro forma condensed combining financial information does not purport to project the future financial position or operating results of BG Staffing.

UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET
September 27, 2015

	BG Staffing, Inc.	Vision Technology, Inc.	Pro Forma Adjustments		Pro Forma Combined
Current assets
Cash and cash equivalents	$64,832	$842,683	$(842,683)	(a)	$51,594
			(13,238)	(b)
Accounts receivable, net	29,828,732	4,040,896	(30,340)	(c)	33,839,288
Prepaid expenses	378,233	135,432	(19,027)	(c)	494,638
Other current assets	646,136	1,800	—		647,936
Total current assets	30,917,933	5,020,811	(905,288)		35,033,456

Property and equipment, net	1,286,425	256,091	—		1,542,516

Other assets
Deposits and deferred financing charges	2,834,720	18,341	—		2,853,061
Deferred income taxes	7,656,773	—	—		7,656,773
Intangible assets, net	18,476,141	—	12,988,000	(d)	31,464,141
Goodwill	7,089,257	—	2,095,402	(d)	9,184,659
Total other assets	36,056,891	18,341	15,083,402		51,158,634

Total assets	$68,261,249	$5,295,243	$14,178,114		$87,734,606

Current liabilities
Accounts payable, accrued payroll and expenses	$11,539,941	$1,727,474	$(12,973)	(c)	$13,664,319
			409,877	(e)
Accrued interest and other current liabilities	808,459	18,134	(13,750)	(c)	812,843
Accrued workers’ compensation	1,058,265	—	—		1,058,265
Contingent consideration	1,550,000	—	—		1,550,000
Income taxes payable	858,955	—	—		858,955
Total current liabilities	15,815,620	1,745,608	383,154		17,944,382

Line of credit	9,750,000	—	10,000,000	(f)	19,750,000
Long-term debt, less current portion	15,000,000	—	—		15,000,000
Other long-term liabilities	2,424,174	14,005	7,330,590	(g)	9,768,769
Total liabilities	42,989,794	1,759,613	17,713,744		62,463,151

Members' equity	—	3,535,630	(3,535,630)	(h)	—
Common stock	73,795	—	—		73,795
Additional paid in capital	19,449,896	—	—		19,449,896
Retained earnings	5,747,764	—	—		5,747,764
Total stockholders' and members’ equity	25,271,455	3,535,630	(3,535,630)		25,271,455

Total liabilities and stockholders' and members’ equity	$68,261,249	$5,295,243	$14,178,114		$87,734,606

The accompanying notes are an integral part of these unaudited pro forma condensed combining financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS
For the Fiscal Year Ended

	December 28,	December 31,
	2014
	BG Staffing, Inc.	Vision Technology, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$172,810,551	$33,227,466	$—		$206,038,017
Cost of services	138,283,333	25,019,166	—		163,302,499
Gross profit	34,527,218	8,208,300	—		42,735,518

Selling, general and administrative expenses	24,084,360	4,382,105	—		28,466,465
Depreciation and amortization	4,641,548	81,378	2,032,872	(a)	6,755,798
Operating income	5,801,310	3,744,817	(2,032,872)		7,513,255

Loss on extinguishment of debt	986,835	—	—		986,835
Interest expense, net	2,685,369	—	1,316,979	(b)	4,002,348
Change in fair value of put option	1,184,408	—	—		1,184,408
Net income before income taxes	944,698	3,744,817	(3,349,851)		1,339,664

Income tax expense	1,373,562	—	153,247	(c)	1,526,809
Net (loss) income	$(428,864)	$3,744,817	$(3,503,098)		$(187,145)

Net (loss) income per share:
Basic	$(0.08)				$(0.03)
Diluted	$(0.08)				$(0.03)

Weighted-average shares outstanding:
Basic	5,648,605				5,648,605
Dilutive effect	—				—
Diluted	5,648,605				5,648,605

The accompanying notes are an integral part of these unaudited pro forma condensed combining financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINING STATEMENTS OF OPERATIONS
For the Period Ended September 27, 2015

	BG Staffing, Inc.	Vision Technology, Inc.	Pro Forma Adjustments		Pro Forma Combined

Revenues	$150,836,360	$25,226,294	$—		$176,062,654
Cost of services	117,773,906	19,153,881	—		136,927,787
Gross profit	33,062,454	6,072,413	—		39,134,867

Selling, general and administrative expenses	20,929,397	3,142,157	—		24,071,554
Depreciation and amortization	3,734,414	71,877	1,524,654	(a)	5,330,945
Operating income	8,398,643	2,858,379	(1,524,654)		9,732,368

Loss on extinguishment of debt	438,507	—	—		438,507
Interest expense, net	1,751,083	—	976,954	(b)	2,728,037
Change in fair value of put option	(66,560)	—	—		(66,560)
Net income before income taxes	6,275,613	2,858,379	(2,501,608)		6,632,384

Income tax expense	2,434,692	—	138,427	(c)	2,573,119
Net income	$3,840,921	$2,858,379	$(2,640,035)		$4,059,265

Net income per share:
Basic	$0.55				$0.58
Diluted	$0.53				$0.57

Weighted-average shares outstanding:
Basic	6,978,309				6,978,309
Dilutive effect	203,209				203,209
Diluted	7,181,518				7,181,518

The accompanying notes are an integral part of these unaudited pro forma condensed combining financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

Refer to the description in Note 8 of the notes to consolidated financial statements of Vision Technology et al. The Unaudited Pro Forma Condensed Combining Balance Sheet and Unaudited Pro Forma Condensed Combining Statements of Operations include the accounts of the both companies. For the 2015 statement of operations of BG Staffing, the historical amounts represent the time period from December 29, 2014 to September 27, 2015. For the 2015 statement of operations of Vision Technology, the historical amounts represent the time period from January 1, 2015 to September 27, 2015. All significant intercompany transactions and balances have been eliminated in consolidation.

NOTE 2 - PRO FORMA BALANCE SHEET ADJUSTMENTS

(a)	To eliminate cash balance per asset purchase agreement.
(b)	To record lease deposit funded outside of the purchase agreement.
(c)	To eliminate non-assumed assets and liabilities of Vision Technology.
(d)	To record intangible assets and goodwill.
(e)	Estimated working capital adjustment
(f)	To record cash borrowed on line of credit.
(g)	To accrue for estimated contingent consideration.
(h)	To eliminate members' equity of Vision Technology.

NOTE 3 - PRO FORMA STATEMENTS OF OPERATIONS ADJUSTMENTS.

(a)	To record amortization of identifiable intangible assets.
(b)	To record interest expense on additional borrowings on the revolving line of credit at a rate of approximately 3.75% and amortization of discount on contingent earn-out consideration.
(c)	To record the net tax expense of the pro forma adjustments at an effective tax rate of approximately 38.8%.

NOTE 4 - INTANGIBLE ASSETS

BG Staffing is currently in the process of completing a valuation of the identifiable intangible assets and determining the final working capital adjustment, if any. The allocation of such assets and the related deferred tax consequences, if any, may change.

The following table presents the latest preliminary allocation of purchase price as of the date of acquisition. The preliminary purchase price has been allocated to the assets acquired and liabilities assumed as of the date of acquisition as follows:

Accounts receivable	$4,010,556
Prepaid expenses and other assets	123,308
Property and equipment	256,091
Intangible assets	12,988,000
Goodwill	2,095,402
Liabilities assumed	(2,420,696)
Total net assets acquired	$17,052,661

Cash	$10,000,000
Working capital receivable	(277,929)	(1)
Fair value of contingent consideration	7,330,590
Total fair value of consideration transferred for acquired business	$17,052,661

(1)
Amount relates to prepaid assets and liabilities paid before the acquisition date that should be included in the acquisition balance sheet. The estimated working capital adjustment represents the net assets that should have been acquired.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

The unaudited preliminary allocation of the intangible assets is as follows:

	Estimated Fair Value	Estimated Useful Lives
Covenants not to compete	$100,000	5 years
Trade name	3,781,000	Indefinite
Customer list	9,107,000	5 years
Total	$12,988,000